UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

February 21, 2006 (February 17, 2006)

Commission file number: 001-7940

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0466193 (I.R.S. Employer Identification No.)

808 Travis Street, Suite 1320

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (713) 780-9494

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Goodrich Petroleum Corporation today announced that it completed the previously announced redemption of the Company’s Series A Convertible Preferred Stock. Of the 790,968 previously outstanding shares of Series A Convertible Preferred Stock, holders of 15,539 shares elected to convert such shares into a net total of 6,466 shares of the Company’s Common Stock and the remaining 775,429 shares were redeemed for $12 per share, plus accrued dividends. The total redemption cost to the Company was approximately $9.4 million and was funded from available cash resources.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release dated February 21, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION
(Registrant)

By:	/s/ D. Hughes Watler
D. Hughes Watler
Senior Vice President &
Chief Financial Officer

Dated: February 21, 2006

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